 Exhibit 3.1

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated by: ***.

These Articles are effective as of July 24, 2020 at 2:51 PM.

(the date and time that the notice of alteration was filed with BC Registry Services).

EXCERPT FROM MINUTES OF THE ANNUAL GENERAL AND SPECIAL MEETING (THE “MEETING”) OF THE SHAREHOLDERS OF CHARLOTTE’S WEB HOLDINGS, INC. (THE “COMPANY”) HELD ON AUGUST 20, 2019 AT 2:30 P.M. (EASTERN TIME) AT OTC MARKETS, 300 VESEY STREET (ONE NORTH END TOWER), 12TH FLOOR, NEW YORK, NY 10282, UNITED STATES

“APPROVAL OF AMENDMENT OF ARTICLES AND NOTICE OF ARTICLES WITH RESPECT TO STAKEHOLDER INTERESTS AND CONVERSION TO A BENEFIT COMPANY

The Chairman advised that the next item of business was the approval of a special resolution (the “B Corporation Resolution”), which authorizes the Board of Directors of the Company to:

(i)	alter the Company’s Articles to adopt the Stakeholder Articles (as defined in the Management Information Circular prepared for the Meeting); and

(ii)	upon Bill M209 - Business Corporations Amendment Act (No. 2), 2019 (the “Amendment Act”) coming into force, alter the Company’s Notice of Articles and Articles to become a Benefit Company (as defined in the Circular), provided that the alteration contemplated under subparagraph (i) will not be required if the Amendment Act is already in force at the time the Company is granted the “Certified B Corporation™” certification by B Lab.

The Chairman requested a motion that the special resolution approving the B Corporation Resolution, the text of which is set out in Appendix A to the Management Information Circular prepared for the Meeting, be approved and adopted.

UPON A MOTION DULY MADE, SECONDED AND CARRIED, it was resolved as a special resolution that:

Alteration of Articles to Add Certain Statements

1.	As a special resolution, and effective as of the date on which the Company obtains the Certification, the Articles of the Company be altered to add as a new Article 15.4 the following:

“15.4 Interests of Stakeholders

(a)	The directors shall, acting fairly and responsibly, consider the short-term and the long-term interests of the Company, including, but not limited to, the Company’s shareholders, employees, suppliers, creditors and consumers, as well as the government and the environment (the “Stakeholders”), and the community and society in which the corporation operates, to inform their decisions.

(b)	In discharging his or her duties, and in determining what is in the best interests of the corporation, each director may consider all of the Stakeholders (defined above) and shall not be required to regard the interests of any particular Stakeholder as determinative.

(c)	Nothing in this Article express or implied, is intended to create or shall create or grant any right in or for any person other than a shareholder or any cause of action by or for any person other than a shareholder.

2

(d)	Notwithstanding the foregoing, any director is entitled to rely upon the definition of “best interests” as set forth above in enforcing his or her rights hereunder, and under provincial law and such reliance shall not, absent another breach, be construed as a breach of a director’s fiduciary duty of care, even in the context of a change in control transaction where, as a result of weighing other Stakeholders’ interests, a director determines to accept an offer, between two competing offers, with a lower price per share.”

provided that if the Benefit Company Legislation is in effect as of the date on which the Company obtains the Certification, the foregoing alterations shall not take effect and will be null and void.

Alteration of Notice of Articles and Articles to Become a Benefit Company

2.	As a special resolution, effective upon the Benefit Company Legislation coming into force, the Company change from a company to a benefit company and that accordingly:

a)	the Notice of Articles of the Company be altered to include in it the following prescribed benefit statement:

“This company is a benefit company and, as such, is committed to conducting its business in a responsible and sustainable manner and promoting one or more public benefits.”;

b)	the Articles of the Company be altered to add the following as a new Article 31:

“ARTICLE 31 - PUBLIC BENEFITS

31.1 Public Benefits

The Company is committed to promoting the following public benefits:

(a)	To pioneer the way to healthier lives, stronger communities, and a more bountiful planet by making it easier for everyone to access the natural restorative power of plants.

31.2 Conduct of Business in a Responsible and Sustainable Manner

The Company is committed to conducting its business in a responsible and sustainable manner, as such term is defined in the Business Corporations Act (British Columbia).”;

a)	the Notice of Articles of the Company be altered to reflect the alterations referred to above, and that accordingly, a Notice of Alteration be completed as required, and that any director or officer of the Company or the Company’s solicitor is authorized and directed for and on behalf and in the name of the Company to execute the Notice of Alteration required to give effect to these resolutions; and

b)	it is a condition of these resolutions that the alterations to the Articles of the Company referred to above do not take effect until the later of: (a) the date and time that these resolutions are received for deposit at the Company’s records office; and (b) the date and time that the Notice of Articles in the Notice of Alteration takes effect.”

These Articles are effective as of March 11, 2020 at 08:30 a.m.

(the date and time that the special resolution was received for deposit at the Company’s records office).

EXCERPT FROM MINUTES OF THE ANNUAL GENERAL AND SPECIAL MEETING (THE “MEETING”) OF THE SHAREHOLDERS OF CHARLOTTE’S WEB HOLDINGS, INC. (THE “COMPANY”) HELD ON AUGUST 20, 2019 AT 2:30 P.M. (EASTERN TIME) AT OTC MARKETS, 300 VESEY STREET (ONE NORTH END TOWER), 12TH FLOOR, NEW YORK, NY 10282, UNITED STATES

“APPROVAL OF AMENDMENT OF ARTICLES WITH RESPECT TO ADVANCE NOTICE PROVISIONS

The Chairman advised that the next item of business was the approval of a special resolution (the “ANP Resolution”) which authorizes the Board of Directors of the Company to amend the Articles of the Company to remove a portion of the Advance Notice Provisions (as that term is defined in the Management Information Circular prepared for the Meeting).

The Chairman requested a motion that the special resolution approving the ANP Resolution, the text of which is set out in Appendix B to the Management Information Circular prepared for the Meeting, be approved and adopted.

UPON A MOTION DULY MADE, SECONDED AND CARRIED, it was resolved as a special resolution that:

1.	the Company is hereby authorized to amend the Articles of the Company by removing the current Article 29(c) in its entirety and replacing it will the following as Article 29(c) of the Articles of the Company:

“(c) To be timely, a Nominating Shareholder’s notice to the Secretary of the Company must be given:

(i) in the case of an annual general meeting of shareholders, not less than 30 days prior to the date of the annual general meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be given not later than the close of business on the 10th day following the Notice Date;

(ii) in the case of any other general meeting of shareholders called for the purpose of electing directors (whether or not also called for other purposes), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the general meeting of shareholders was made;

(iii) if notice-and-access (as defined in National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer) is used for delivery of proxy related materials in respect of a meeting described above, and the notice date in respect of the meeting is not fewer than 50 days prior to the date of the applicable meeting, the notice must be received not later than the close of business on the 40th day before the applicable meeting.”

These amendments are effective as of August 29, 2018 at 1:54 PM (the date and time that the Notice of

Alteration was filed with BC Registry Services).

RESOLUTIONS CONSENTED TO IN WRITING

BY THE SOLE VOTING SHAREHOLDER OF

CHARLOTTE’S WEB HOLDINGS, INC.

(“Company”)

AS OF AUGUST 29, 2018

RESOLVED THAT, as a special resolution:

Change in Authorized Share Structure

1.	The authorized share structure of the Company is altered by creating an unlimited number of Proportionate Voting Shares without par value.

Special Rights and Restrictions

2.	The special rights and restrictions attached to the Common shares be varied. Article 26 setting forth the special rights and restrictions attached to the Common shares is deleted. The special rights and restrictions set out in Schedule 1 attached to these resolutions are created and attached to the Common shares, and shall be included in the Company’s Articles as Article 26.

3.	Article 27 setting forth the special rights and restrictions attached to the Preferred shares is deleted. The special rights and restrictions set out in Schedule 2 attached to these resolutions are created and attached to the Proportionate Voting Shares, and are included in the Company’s Articles as Article 27. The special rights and restrictions set out in Schedule 3 to these resolutions are created and attached to the Preferred shares, and shall be included in the Company’s Articles as Article 28.

Articles

4.	The Articles of the Company be altered by deleting all the provisions thereof, and that all the provisions in the Articles attached and marked Schedule 4 be adopted as the Articles of the Company, and that the Articles are altered accordingly

Notice of Alteration

5.	The Notice of Articles of the Company be altered to reflect the alterations referred to above, and that accordingly, a Notice of Alteration be completed as required, and that any director or officer of the Company or the Company’s solicitor is authorized and directed for and on behalf and in the name of the Company to execute the Notice of Alteration required to give effect to these resolutions.

Condition for Alteration of Articles

6.	It is a condition of these resolutions that the alterations to the Articles of the Company referred to above does not take effect until the Notice of Articles is altered to reflect the alteration to the Articles.

Revocation of Resolutions

7.	Pursuant to section 139 of the Business Corporations Act (British Columbia), the directors have the right to revoke these resolutions before they are acted on.

These articles take effect on August 29, 2018 at 1:54 PM (the date and time that the Notice of

Alteration was filed with BC Registry Services).

CHARLOTTE’S WEB HOLDINGS, INC.

(the “Company”)

The Company has as its articles the following articles.

Full name and signature of a director		Date of Signing

(s) “Hess Moallem”
Signature
Name of Director:	Hess Moallem	August 29, 2018

Incorporation Number: BC1164820

CHARLOTTE’S WEB HOLDINGS, INC.

(THE “COMPANY”)

These articles take effect on August 29, 2018 at 1:54 PM (the date and time that the Notice of

Alteration was filed with BC Registry Services).

ARTICLE 1 – INTERPRETATION

1.1            Definitions

In these Articles, unless the context otherwise requires:

(a)	“Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(b)	“appropriate person” has the meaning assigned in the Securities Transfer Act;

(c)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(d)	“Interpretation Act’ means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(e)	“legal personal representative” means the personal or other legal representative of the shareholder;

(f)	“protected purchaser” has the meaning assigned in the Securities Transfer Act;

(g)	“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(h)	“seal” means the seal of the Company, if any;

(i)	“securities legislation” means statutes concerning the regulation of securities markets and trading in securities and the regulations, rules, forms and schedules under those statutes, all as amended from time to time, and the blanket rulings and orders, as amended from time to time, issued by the securities commissions or similar regulatory authorities appointed under or pursuant to those statutes; “Canadian securities legislation” means the securities legislation in any province or territory of Canada and includes the Securities Act (British Columbia); and “U.S. securities legislation” means the securities legislation in the federal jurisdiction of the United States and in any state of the United States and includes the Securities Act of 1933 and the Securities Exchange Act of 1934;

(j)	“Securities Transfer Act” means the Securities Transfer Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act; and

(k)	“Statutory Reporting Company Provisions” has the meaning assigned in the Act.

1.2	Applicable Definitions and Rules of Interpretation

The definitions in the Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict or inconsistency between a definition in the Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Act will prevail in relation to the use of the terms in these Articles. If there is a conflict between these Articles and the Act, the Act will prevail.

ARTICLE 2 - SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Act. The directors may, by resolution, provide that; (a) the shares of any or all of the classes and series of the Company’s shares must be uncertificated shares; or (b) any specified shares must be uncertificated shares. Within reasonable time after the issue or transfer of a share that is an uncertificated share, the Company must send to the shareholder a written notice containing the information required to be stated on a share certificate under the Act.

2.3	Shareholder Entitled to Certificate or Acknowledgment

Unless the shares of which the shareholder is the registered owner are uncertificated shares, each shareholder is entitled, on request, to receive, without charge, (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to a duly acknowledged agent of one of the joint shareholders will be sufficient delivery to all.

2.4	Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail, stolen or otherwise undelivered.

2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

(a)	order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(b)	issue a replacement share certificate or acknowledgment, as the case may be.

2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

If a share certificate or a non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, as the case may be, if the directors receive:

(a)	proof satisfactory to them that the share certificate or acknowledgment is lost, stolen or destroyed; and

(b)	any indemnity the directors consider adequate.

2.7	Recovery of New Share Certificate

If, after the issue of a new share certificate, a protected purchaser of the original share certificate presents the original share certificate for the registration of transfer, then in addition to any rights on the indemnity, the Company may recover the new share certificate from a person to whom it was issued or any person taking under that person other than a protected purchaser.

2.8	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.9	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.8, the amount, if any and which must not exceed the amount prescribed under the Act, determined by the directors.

2.10	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

2.11	Direct Registration System

For greater certainty, but subject to this Article 2.11, a registered shareholder may have his holdings of shares of the Company evidenced by an electronic, book-based, direct registration system or other non-certificated entry or position on the register of shareholders to be kept by the Company in place of a physical share certificate pursuant to such registration system as may be adopted by the Company, in conjunction with its transfer agent. This Article 2.11 shall be read such that a registered holder of shares of the Company pursuant to any such electronic, book-based, direct registration service or other non-certificated entry or position shall be entitled to all of the same benefits, rights and entitlements and shall incur the same duties and obligations as a registered holder of shares evidenced by a physical share certificate. The Company and its transfer agent may adopt such policies and procedures and require such documents and evidence as they may determine necessary or desirable in order to facilitate the adoption and maintenance of a share registration system by electronic, book-based, direct registration system or other non-certificated means.

ARTICLE 3 - ISSUE OF SHARES

3.1	Directors Authorized

Subject to the Act, the rights of the holders of issued shares of the Company, and Article 27.6(b)(ii), the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share and may include a premium.

3.2	Commissions and Discounts

The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4	Conditions of Issue

Except as provided for by the Act, no share may be issued until it is fully paid. A share is fully paid when:

(a)	consideration is provided to the Company for the issue of the share by one or more of the following:

(i)	past services performed for the Company;

(ii)	property;

(iii)	money; and

(b)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5	Share Purchase Warrants and Rights

Subject to the Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

ARTICLE 4 - SHARE REGISTERS

4.1	Central Securities Register

As required by and subject to the Act, the Company must maintain in British Columbia a central securities register. The directors may, subject to the Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2	Closing Register

The Company must not at any time close its central securities register.

ARTICLE 5 - SHARE TRANSFERS

5.1	Registering Transfers

Subject to Article 25 and Article 27.7, no transfer of a share of the Company shall be registered unless the following has been received by the Company:

(a)	in the case of a share certificate that has been issued by the Company in respect of the share to be transferred, that share certificate and a written instrument of transfer made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(b)	in the case of a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate that has been issued by the Company in respect of the share to be transferred, a written instrument of transfer that directs that the transfer of the shares be registered, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(c)	in the case of a share that is an uncertificated share, a written instrument of transfer that directs that the transfer of the share be registered, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person; and

(d)	such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of shares to be transferred may require to prove the title of the transferor or the transferor’s right to transfer the share, that the written instrument of transfer is genuine and authorized and that the transfer is rightful or to a protected purchaser.

5.2	Form of Instrument of Transfer

An instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors, or the transfer agent for the class or series of shares to be transferred, from time to time.

5.3	Transferor Remains Shareholder

Except to the extent that the Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4	Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(a)	in the name of the person named as transferee in that instrument of transfer; or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6	Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

ARTICLE 6 - TRANSMISSION OF SHARES

6.1	Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2	Rights of Legal Personal Representative

The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Act and the directors have been deposited with the Company.

ARTICLE 7 - PURCHASE OF SHARES

7.1	Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Act, the Company may, if authorized by the directors, purchase, redeem or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2	Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a)	the Company is insolvent; or

(b)	making the payment or providing the consideration would render the Company insolvent.

7.3	Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(a)	is not entitled to vote the share at a meeting of its shareholders;

(b)	must not pay a dividend in respect of the share; and

(c)	must not make any other distribution in respect of the share.

7.4	Redemption

If the Company proposes to redeem some but not all of the shares of any class or series, the directors may, subject to the special rights and restrictions attached to such class or series of shares, decide the manner in which the shares to be redeemed are to be selected.

ARTICLE 8 - BORROWING POWERS

The Company, if authorized by the directors, may:

(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)	mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

ARTICLE 9 - ALTERATIONS

9.1	Alteration of Authorized Share Structure

Subject to Article 9.2 and the Act, the Company may by resolution of the directors:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	subject to Article 26.5 and Article 27.5, subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d)	if the Company is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares; or

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f)	alter the identifying name of any of its shares; or

(g)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Act.

and, if applicable, alter its Notice of Articles and, if applicable, its Articles, accordingly.

9.2	Special Rights and Restrictions

Subject to the Act, the Company may by special resolution:

(a)	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued;

and alter its Articles and Notice of Articles accordingly.

9.3	Change of Name

The Company may by resolution of the directors or by special resolution authorize an alteration to its Notice of Articles in order to change its name and may, by ordinary resolution or directors’ resolution, adopt or change any translation of that name.

9.4	Other Alterations

If the Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter these Articles.

ARTICLE 10 - MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date selected in the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3	Calling of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders, to be held at such time and place as the directors may determine.

10.4	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

10.5	Notice of Resolution to Which Shareholders May Dissent

The Company must send to each of its shareholders whether or not their shares carry the right to vote, a notice of any meeting of shareholders at which a resolution entitling shareholders to dissent is to be considered that specifies the date of the meeting and contains a statement advising of the right to send a notice of dissent and a copy of the proposed resolution.

10.6	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

If no record date is set, the record date is 5:00 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Act, by more than four months. If no record date is set, the record date is 5:00 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting. Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.8	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting. Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.9	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(a)	state the general nature of the special business; and

(b)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)	at the Company’s records office, or at such other reasonably accessible location in British Columbia or by electronic access as is specified in the notice; and

(ii)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.10	Location of Annual General Meeting

The Company may by resolution of the directors choose a location outside of British Columbia for the purpose of any general meeting of shareholders.

10.11	Notice of Dissent Rights

The minimum number of days, before the date of a meeting of shareholders at which a resolution entitling shareholders to dissent is to be considered, by which a copy of the proposed resolution and a notice of the meeting specifying the date of the meeting and advising of the right to send a notice of dissent is to be sent pursuant to the Act to all shareholders of the Company, whether or not their shares carry the right to vote, is:

(a)	if and for so long as the Company is a public company, 21 days; or

(b)	otherwise, 10 days.

ARTICLE 11 - PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business

At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of or voting at the meeting;

(ii)	consideration of any financial statements of the Company presented to the meeting;

(iii)	consideration of any reports of the directors or auditor;

(iv)	the setting or changing of the number of directors;

(v)	the election or appointment of directors;

(vi)	the appointment of an auditor;

(vii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(viii)	any other business which, under these Articles or the Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2	Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3	Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders entitled to vote at the meeting who hold, in the aggregate, at least 25% of the votes attached to the outstanding voting shares entitled to be voted at the meeting.

11.4	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)	the quorum is one person who is, or who represents by proxy, that shareholder, and

(b)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5	Other Persons May Attend

In addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company, any persons invited to be present by the directors or by the chair of the meeting and any persons entitled or required under the Act to be present at the meeting, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at that meeting.

11.6	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7	Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any; or

(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.10	Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13	Decisions by Show of Hands or Poll

Subject to the Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16	Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17	Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(a)	the poll must be taken:

(i)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii)	in the manner, at the time and at the place that the chair of the meeting directs;

(b)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(c)	the demand for the poll may be withdrawn by the person who demanded it.

11.18	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21	Demand for Poll

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

ARTICLE 12 - VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(a)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(b)	on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)	if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders registered in respect of that share.

12.5	Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must:

(i)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(ii)	be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting;

(b)	if a representative is appointed under this Article 12.5:

(i)	the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6        Proxy Provisions Do Not Apply to All Companies

If and for so long as the Company is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply, Articles 12.7 to 12.14 apply only insofar as they are not inconsistent with any applicable legislation, including without limitation securities legislation, or the rules of any stock exchange on which securities of the Company may be listed.

12.7        Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8        Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders who need not be shareholders to act in the place of an absent proxy holder.

12.9        Deposit of Proxy

A proxy for a meeting of shareholders must:

(a)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)	unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.10      Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	by the chair of the meeting, before the vote is taken.

12.11      Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the undersigned):

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder - printed]

12.12      Revocation of Proxy

Subject to Article 12.13, every proxy may be revoked by an instrument in writing that is:

(a)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	provided, at the meeting, to the chair of the meeting.

12.13      Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.12 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.14      Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

12.15      Chair May Determine Validity of Proxy

The chair of any meeting of shareholders may determine whether or not a proxy deposited for use at the meeting, which may not strictly comply with the requirements of this Article 12 as to form, execution, accompanying documentation, time of filing or otherwise, shall be valid for use at the meeting and any such determination made in good faith shall be final, conclusive and binding upon the meeting.

ARTICLE 13 - DIRECTORS

13.1         First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(a)	subject to paragraphs (b) and (c), the number of directors that is equal to the number of the Company’s first directors;

(b)	if the Company is a public company, the greater of three and the most recently set of:

(i)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(ii)	the number of directors set under Article 14.4;

(c)	if the Company is not a public company, the most recently set of:

(i)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(ii)	the number of directors set under Article 14.4.

13.2         Change in Number of Directors

If the number of directors is set under Articles 13.1(b)(i) or 13.1 (c)(i):

(a)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(b)	if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3        Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4        Qualifications of Directors

A director is not required to hold a share of the Company as qualification for his or her office but must be qualified as required by the Act to become, act or continue to act as a director.

13.5        Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6        Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7        Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8        Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

ARTICLE 14 - ELECTION AND REMOVAL OF DIRECTORS

14.1        Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(a)	the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(b)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or re-appointment.

14.2        Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(a)	that individual consents to be a director in the manner provided for in the Act;

(b)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(c)	with respect to first directors, the designation is otherwise valid under the Act.

14.3        Failure to Elect or Appoint Directors

If:

(a)	the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Act; or

(b)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(c)	the date on which his or her successor is elected or appointed; and

(d)	the date on which he or she otherwise ceases to hold office under the Act or these Articles.

14.4        Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5         Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6        Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors but, if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purposes of appointing directors up to that number, summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors, or, subject to the Act, for any other purpose.

14.7        Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders by ordinary resolution may elect or appoint directors to fill any vacancies on the board of directors.

14.8        Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(a)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1 (a), but is eligible for re-election or re-appointment.

14.9        Ceasing to be a Director

A director ceases to be a director when:

(a)            the term of office of the director expires;

(b)            the director dies;

(c)            the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(d)            the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10      Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may by ordinary resolution elect or appoint a director to fill that vacancy.

14.11      Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

ARTICLE 15 - POWERS AND DUTIES OF DIRECTORS

15.1        Powers of Management

The directors must, subject to the Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2        Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the powers of the directors related to the constitution of the board of directors and any committee of the directors, to appoint or remove officers and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

15.3        Remuneration of the auditor

The directors may set the remuneration of the auditor without the prior approval of the shareholders.

15.4         Interests of Stakeholders - Article added effective July 24, 2020 - see special resolution approved at 2019 AGM

ARTICLE 16 - DISCLOSURE OF INTEREST OF DIRECTORS

16.1        Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Act.

16.2        Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

16.3        Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

16.4        Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Act.

16.5        Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.6         No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.7        Professional Services by Director or Officer

Subject to the Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

16.8        Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

ARTICLE 17 - PROCEEDINGS OF DIRECTORS

17.1        Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

17.2        Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

17.3            Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(a)            the chair of the board, if any;

(b)            in the absence of the chair of the board, the president, if any, if the president is a director; or

(c)            any other director chosen by the directors if:

(i)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(ii)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(iii)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

17.4        Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone or by other communications medium if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Act and these Articles to be present at the meeting.

17.5        Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

17.6         Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1, or as provided in Article 17.7, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 or orally or by telephone.

17.7        When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(b)            the director has waived notice of the meeting.

17.8         Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director, does not invalidate any proceedings at that meeting.

17.9        Waiver of Notice of Meetings

Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director. Attendance of a director at a meeting of the directors is a waiver of entitlement to notice of the meeting, unless that director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

17.10      Quorum

The quorum necessary for the transaction of the business of the directors is a majority of directors.

17.11      Validity of Acts Where Appointment Defective

Subject to the Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12      Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(a)	in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(b)	in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who are entitled to vote on the resolution consents to it in writing.

A consent in writing under this Article may be by any written instrument, fax, email or any other method of transmitting legibly recorded messages in which the consent of the director is evidenced, whether or not the signature of the director is included in the record. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

ARTICLE 18 - EXECUTIVE AND OTHER COMMITTEES

18.1        Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

18.2        Appointment and Powers of Other Committees

The directors may, by resolution:

(a)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(b)	delegate to a committee appointed under paragraph (a) any of the directors’ powers, except:

(i)	the power to fill vacancies in the board of directors;

(ii)	the power to remove a director;

(iii)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(iv)	the power to appoint or remove officers appointed by the directors; and

(c)	make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

18.3         Obligations of Committees

Any committee appointed under Articles 18.1 or 18.2, in the exercise of the powers delegated to it, must:

(a)	conform to any rules that may from time to time be imposed on it by the directors; and

(b)	report every act or thing done in exercise of those powers at such times as the directors may require.

18.4        Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 18.1 or 18.2:

(a)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(b)	terminate the appointment of, or change the membership of, the committee; and

(c)	fill vacancies in the committee.

18.5            Committee Meetings

Subject to Article 18.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 18.1 or 18.2:

(a)	the committee may meet and adjourn as it thinks proper;

(b)	the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their members to chair the meeting;

(c)	a majority of the members of the committee constitutes a quorum of the committee; and

(d)	questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

ARTICLE 19 - OFFICERS

19.1         Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

19.2         Functions, Duties and Powers of Officers

The directors may, for each officer:

(a)	determine the functions and duties of the officer;

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

19.3        Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.

19.4        Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors thinks fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

ARTICLE 20 - INDEMNIFICATION

20.1        Definitions

In this Article 20:

(a)	“eligible party” means an individual who:

(i)	is or was a director or officer of the Company;

(ii)	is or was a director or officer of another corporation,

A.	at a time when the corporation is or was an affiliate of the Company, or

B.	at the request of the Company; or

(iii)	at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity;

(b)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(c)	“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which an eligible party or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of the Company:

(i)	is or may be joined as a party; or

(ii)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(d)	“expenses” has the meaning set out in the Act.

20.2        Mandatory Indemnification of Eligible Parties

Subject to the Act, the Company must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

20.3         Indemnification of Other Persons

Subject to any restrictions in the Act, the Company may indemnify any person.

20.4        Non-Compliance with Act

The failure of an eligible party to comply with the Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

20.5        Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(a)	is or was a director, officer, employee or agent of the Company;

(b)	is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(c)	at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(d)	at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

ARTICLE 21 - DIVIDENDS

21.1            Payment of Dividends Subject to Special Rights

The provisions of this Article 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

21.2        Declaration of Dividends

Subject to the Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

21.3        No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 21.2.

21.4        Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5:00 p.m. on the date on which the directors pass the resolution declaring the dividend.

21.5        Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

21.6        Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 21.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(a)	set the value for distribution of specific assets;

(b)	determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(c)	vest any such specific assets in trustees for the persons entitled to the dividend.

21.7        When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

21.8        Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

21.9        Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.10      Dividend Bears No Interest

No dividend bears interest against the Company.

21.11      Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.12      Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

21.13      Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing all or part of such retained earnings or surplus or any part of the retained earnings or surplus.

ARTICLE 22 - DOCUMENTS, RECORDS AND REPORTS

22.1        Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Act.

22.2        Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

ARTICLE 23 - NOTICES

23.1        Method of Giving Notice

Unless the Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:

(i)	for a record mailed to a shareholder, the shareholder’s registered address;

(ii)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(iii)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that person as follows, addressed to the person:

(i)	for a record delivered to a shareholder, the shareholder’s registered address;

(ii)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(iii)	in any other case, the delivery address of the intended recipient;

(c)	unless the intended recipient is the auditor of the Company, sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)	unless the intended recipient is the auditor of the Company, sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(e)	physical delivery to the intended recipient.

23.2        Deemed Receipt of Mailing

(a)	A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

(b)	a record that is faxed to a person referred to in Article 23.1 is deemed to be received by that person on the day it was faxed; and

(c)	a record that was emailed to a person referred to in Article 23.1 is deemed to be received by the person to whom it was emailed on the day it was emailed.

23.3        Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 23.1, prepaid and mailed or otherwise sent as permitted by Article 23.1 is conclusive evidence of that fact.

23.4        Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

23.5        Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)	mailing the record, addressed to them:

(i)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)	if an address referred to in paragraph (a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

23.6        Undelivered Notices

If, on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to Article 23.1 and on each of those occasions any such record is returned because the shareholder cannot be located, the Company will not be required to send any further records to the shareholder until the shareholder informs the Company in writing of his or her new address.

ARTICLE 24 - SEAL

24.1        Who May Attest Seal

Except as provided in Articles 24.2 and 24.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(a)            any two directors;

(b)            any officer, together with any director;

(c)            if the Company only has one director, that director; or

(d)            any one or more directors or officers or persons as may be determined by the directors.

24.2        Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer.

24.3        Signing Authority

In the event that the Company does not have a seal or wishes to execute a document without affixing a seal, any documents requiring signature on behalf of the Company may be signed by any one or more of the directors or officers of the Company, unless a contrary intention is expressed in a directors’ resolution.

24.4        Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

ARTICLE 25 - PROHIBITIONS

25.1        Definitions

In this Article 25:

(a)            “designated security” means a security of the Company other than a non-convertible debt security;

(b)            “security” has the meaning assigned in the Securities Act (British Columbia);

25.2        Application

Article 25 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

25.3        Consent Required for Transfer of Shares or Designated Securities

Subject to Article 27.7, no share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

ARTICLE 26 - SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO COMMON SHARES

26.1        Voting

The holders of Common shares (“Common Shares”) shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company except a meeting at which only the holders of another class or series of shares is entitled to vote. Each Common Share shall entitle the holder thereof to one vote at each such meeting.

26.2        Alteration to Rights of Common Shares

So long as any Common Shares remain outstanding, the Company will not, without the consent of the holders of Common Shares expressed by separate special resolution alter or amend these Articles if the result of such alteration or amendment would:

(a)	prejudice or interfere with any right or special right attached to the Common Shares; or

(b)	affect the rights or special rights of the holders of Common Shares and Proportionate Voting Shares on a per share basis which differs from the basis of one (1) per share in the case of the Common Shares, and four hundred (400) per share in the case of the Proportionate Voting Shares.

26.3        Dividends

Subject to the preferences accorded to ‘the holders of the Preferred shares:

(a)	the holders of Common Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared thereon by the directors from time to time. The directors may declare no dividend payable in cash or property on the Common Shares unless the directors simultaneously declare a dividend payable in cash or property on the Proportionate Voting Shares in an amount per Proportionate Voting Share equal to the amount of the dividend declared per Common Share, multiplied by four hundred (400), and each fraction of a Proportionate Voting Share will be entitled to the applicable fraction thereof.

(b)	The directors may declare a stock dividend payable in Common Shares on the Common Shares, but only if the directors simultaneously declare a stock dividend payable in:

(i)	Proportionate Voting Shares on the Proportionate Voting Shares, in a number of shares per Proportionate Voting Share (or fraction thereof) having a value equal to the amount of the dividend declared per Common Share; or

(ii)	Common Shares on the Proportionate Voting Shares, in a number of shares per Proportionate Voting Share equal to the amount of the dividend declared per Common Share, multiplied by four hundred (400).

26.4        Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purposes of winding up its affairs, the holders of the Common Shares shall be entitled to participate pari passu with the holders of Proportionate Voting Shares, with the amount of such distribution per Proportionate Voting Share equal to the amount of such distribution per Common Share multiplied by 400 (four hundred), and each fraction of a Proportionate Voting Share will be entitled to the amount calculated by multiplying the fraction by the amount otherwise payable in respect of a whole Proportionate Voting Share, but only after the payment to the holders of the Preferred shares, in accordance with the preference on liquidation, dissolution or winding-up accorded to the holders of the Preferred shares.

26.5        Subdivision or Consolidation

The Common Shares shall not be consolidated or subdivided unless the Proportionate Voting Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

26.6        Voluntary Conversion of Common Shares

Each Common Share shall be convertible at the option of the holder into such number of Proportionate Voting Shares as is determined by dividing the number of Common Shares being converted by four hundred (400), provided the directors have consented to such conversion.

Before any holder of Common Shares shall be entitled to voluntarily convert Common Shares into Proportionate Voting Shares in accordance with this Article 26.6, the holder shall surrender the certificate or certificates representing the Common Shares to be converted at the head office of the Company, or the office of any transfer agent for the Common Shares, and shall give written notice to the Company at its head office of his or her election to convert such Common Shares and shall state therein the name or names in which the certificate or certificates representing the Proportionate Voting Shares are to be issued (a “Common Shares Conversion Notice”). The Company shall (or shall cause its transfer agent to) as soon as practicable thereafter, issue to such holder or his or her nominee, a certificate or certificates or direct registration statement representing the number of Proportionate Voting Shares to which such holder is entitled upon conversion. Such conversion shall be deemed to have taken place immediately prior to the close of business on the day on which the certificate or certificates representing the Common Shares to be converted is surrendered and the Common Shares Conversion Notice is delivered, and the person or persons entitled to receive the Proportionate Voting Shares issuable upon such conversion shall be treated for all purposes as the holder or holders of record of such Proportionate Voting Shares as of such date.

26.7        Conversion of Common Shares Upon An Offer

In the event that an offer is made to purchase Proportionate Voting Shares, and such offer is:

(a)	required, pursuant to applicable securities legislation or the rules of any stock exchange on which the Proportionate Voting Shares may then be listed, to be made to all or substantially all of the holders of Proportionate Voting Shares in a province or territory of Canada to which the requirement applies (such offer to purchase, an “Offer”); and

(b)	not made to the holders of Common Shares for consideration per Common Share equal to .0025 of the consideration offered per Proportionate Voting Share;

each Common Share shall become convertible at the option of the holder into Proportionate Voting Shares on the basis of four hundred (400) Common Shares for one (1) Proportionate Voting Share, at any time while the Offer is in effect until one day after the time prescribed by applicable securities legislation or stock exchange rules for the offeror to take up and pay for such shares as are to be acquired pursuant to the Offer (the “Common Share Conversion Right”). For avoidance of doubt, fractions of Proportionate Voting Shares may be issued in respect of any amount of Common Shares in respect of which the Common Share Conversion Right is exercised which is less than 400 (four hundred).

The Common Share Conversion Right may only be exercised for the purpose of depositing the Proportionate Voting Shares acquired upon conversion under such Offer, and for no other reason. If the Common Share Conversion Right is exercised, the Company shall procure that the transfer agent for the Common Shares shall deposit under such Offer the Proportionate Voting Shares acquired upon conversion, on behalf of the holder.

To exercise the Common Share Conversion Right, a holder of Common Shares or his or her attorney, duly authorized in writing, shall:

(i)	give written notice of exercise of the Common Share Conversion Right to the transfer agent for the Common Shares, and of the number of Common Shares in respect of which the Common Share Conversion Right is being exercised;

(ii)	deliver to the transfer agent for the Common Shares any share certificate or certificates representing the Common Shares in respect of which the Common Share Conversion Right is being exercised; and

(iii)	pay any applicable stamp tax or similar duty on or in respect of such conversion.

No certificates representing Proportionate Voting Shares acquired upon exercise of the Common Share Conversion Right will be delivered to the holders of Common Shares. If Proportionate Voting Shares issued upon such conversion and deposited under such Offer are withdrawn by such holder, or such Offer is abandoned, withdrawn or terminated by the offeror, or such Offer expires without the offeror taking up and paying for such Proportionate Voting Shares, such Proportionate Voting Shares and any fractions thereof issued shall automatically, without further action on the part of the holder thereof, be reconverted into Common Shares on the basis of one (1) Proportionate Voting Share for four hundred (400) Common Shares, and the Company will procure that the transfer agent for the Common Shares shall send to such holder a direct registration statement, certificate or certificates representing the Common Shares acquired upon such reconversion. If the offeror under such Offer takes up and pays for the Proportionate Voting Shares acquired upon exercise of the Common Share Conversion Right, the Company shall procure that the transfer agent for the Common Shares shall deliver to the holders of such Proportionate Voting Shares the consideration paid for such Proportionate Voting Shares by such Offeror.

ARTICLE 27 - SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO PROPORTIONATE VOTING SHARES

27.1        Voting

The holders of Proportionate Voting Shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company at which holders of Common Shares are entitled to vote. Subject to Article 27.2, each Proportionate Voting Share shall entitle the holder to four hundred (400) votes and each fraction of a Proportionate Voting Share shall entitle the holder to the number of votes calculated by multiplying the fraction by four hundred (400) and rounding the product down to the nearest whole number, at each such meeting.

27.2        Alteration to Rights of Proportionate Voting Shares

So long as any Proportionate Voting Shares remain outstanding, the Company will not, without the consent of the holders of Proportionate Voting Shares expressed by separate special resolution alter or amend these Articles if the result of such alteration or amendment would:

(a)	prejudice or interfere with any right or special right attached to the Proportionate Voting Shares; or

(b)	affect the rights or special rights of the holders of Common Shares and Proportionate Voting Shares on a per share basis which differs from the basis of one (1) per share in the case of the Common Shares, and four hundred (400) per share in the case of the Proportionate Voting Shares.

At any meeting of holders of Proportionate Voting Shares called to consider such a separate special resolution, each Proportionate Voting Share shall entitle the holder to one (1) vote and each fraction of a Proportionate Voting Share will entitle the holder to the corresponding fraction of one (1) vote.

27.3        Dividends

(a)	Subject to the preferences accorded to the holders of the Preferred shares:

(i)	the holders of Proportionate Voting Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared by the directors from time to time. The directors may declare no dividend payable in cash or property on the Proportionate Voting Shares unless the directors simultaneously declare a dividend payable in cash or property on the Common Shares in an amount equal to the amount of the dividend declared per Proportionate Voting Share divided by four hundred (400).

(ii)	The directors may declare a stock dividend payable in Proportionate Voting Shares on the Proportionate Voting Shares, but only if the directors simultaneously declare a stock dividend payable in Common Shares on the Common Shares, in a number of shares per Common Share having a value equal to the amount of the dividend declared per Proportionate Voting Share.

(iii)	The directors may declare a stock dividend payable in Common Shares on the Proportionate Voting Shares, but only if the directors simultaneously declare a stock dividend payable in Common Shares on the Common Shares, in a number of shares per Common Share equal to the amount of the dividend declared per Proportionate Voting Share divided by four hundred (400).

(b)	Holders of fractional Proportionate Voting Shares shall be entitled to receive any dividend declared on the Proportionate Voting Shares, in an amount equal to the dividend per Proportionate Voting Share multiplied by the fraction thereof held by such holder.

27.4        Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purpose of winding up its affairs, the holders of the Proportionate Voting Shares shall be entitled to participate pari passu with the holders of Common Shares, with the amount of such distribution per Proportionate Voting Share equal to the amount of such distribution per Common Share multiplied by four hundred (400), and each fraction of a Proportionate Voting Share will be entitled to the amount calculated by multiplying the fraction by the amount payable per whole Proportionate Voting Share, but only after payment to the holders of Preferred shares, in accordance with the preference on liquidation, dissolution or winding-up accorded to the holders of the Preferred shares.

27.5        Subdivision or Consolidation

The Proportionate Voting Shares shall not be consolidated or subdivided unless the Common Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

27.6        Conversion

(a)	Voluntary Conversion.

Subject to the Conversion Limitation set forth in this Article, holders of Proportionate Voting Shares shall have the following rights of conversion (the “Proportionate Share Conversion Right”):

(i)	Right to Convert. Each Proportionate Voting Share shall be convertible at the option of the holder into such number of Common Shares as is determined by multiplying the number of Proportionate Voting Shares in respect of which the Proportionate Share Conversion Right is exercised by four hundred (400). Fractions of Proportionate Voting Shares may be converted into such number of Common Shares as is determined by multiplying the fraction by four hundred (400).

(ii)	Conversion Limitation. Unless already appointed, upon receipt of a PVS Conversion Notice (as defined below), the directors (or a committee thereof) shall designate an officer of the Company who shall determine whether the Conversion Limitation set forth in this Article shall apply to the conversion referred to therein (the “Conversion Limitation Officer”).

(iii)	Foreign Private Issuer Status. The Company shall use commercially reasonable efforts to maintain its status as a “foreign private issuer” (as determined in accordance with Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the Company shall not give effect to any voluntary conversion of Proportionate Voting Shares pursuant to this Article or otherwise, and the Proportionate Share Conversion Right will not apply, to the extent that after giving effect to all permitted issuances after such conversion of Proportionate Voting Shares, the aggregate number of Common Shares and Proportionate Voting Shares (calculated on the basis that each Common Share and Proportionate Voting share is counted once, without regard to the number of votes carried by such share) held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act (“U.S. Residents”) would exceed forty percent (40%) (the “40% Threshold”) of the aggregate number of Common Shares and Proportionate Voting Shares (calculated on the same basis) issued and outstanding (the “FPI Restriction”) as calculated herein. The directors may by resolution increase the 40% Threshold to a number not to exceed fifty percent (50%), and if any such resolution is adopted, all references to the 40% Threshold herein shall refer instead to the amended percentage threshold set by the directors in such resolution.

(iv)	Conversion Limitation. In order to give effect to the FPI Restriction, the number of Common Shares issuable to a holder of Proportionate Voting Shares upon exercise by such holder of the Proportionate Share Conversion Right will be subject to the 40% Threshold based on the number of Proportionate Voting Shares held by such holder as of the date of issuance of Proportionate Voting Shares to such holder, and thereafter at the end of each of the Company’s subsequent fiscal quarters (each, a “Determination Date”), calculated as follows:

X = [A x 40% - B] x (C/D)

Where, on the Determination Date:

X = Maximum Number of Common Shares which may be issued upon exercise of the Proportionate Share Conversion Right.

A = Aggregate number of Common Shares and Proportionate Voting Shares issued and outstanding.

B = Aggregate number of Common Shares and Proportionate Voting Shares held of record, directly or indirectly, by U.S. Residents.

C = Aggregate Number of Proportionate Voting Shares held by such holder.

D = Aggregate Number of All Proportionate Voting Shares.

The Conversion Limitation Officer shall determine as of each Determination Date, in his or her sole discretion acting reasonably, the aggregate number of Common Shares and Proportionate Voting Shares held of record, directly or indirectly, by U.S. Residents, the maximum number of Common Shares which may be issued upon exercise of the Proportionate Share Conversion Right, generally in accordance with the formula set forth immediately above. Upon request by a holder of Proportionate Voting Shares, the Company will provide each holder of Proportionate Voting Shares with notice of such maximum number as at the most recent Determination Date, or a more recent date as may be determined by the Conversion Limitation Officer in its discretion. To the extent that issuances of Common Shares on exercise of the Proportionate Share Conversion Right would result in the 40% Threshold being exceeded, the number of Common Shares to be issued will be pro-rated among each holder of Proportionate Voting Shares exercising the Proportionate Share Conversion Right.

Notwithstanding the provisions of this Article 27.6(a)(iii) and (iv), the directors may by resolution waive the application of the Conversion Restriction to any exercise or exercises of the Proportionate Share Conversion Right to which the Conversion Restriction would otherwise apply, or to future Conversion Restrictions generally, including with respect to a period of time.

(v)	Disputes.

A.	Any holder of Proportionate Voting Shares who beneficially owns more than 5% of the issued and outstanding Proportionate Voting Shares may submit a written dispute as to the calculation of the 40% Threshold or the FPI Restriction by the Conversion Limitation Officer to the directors with the basis for the disputed calculations. The Company shall respond to the holder within 5 (five) business days of receipt of the notice of such dispute with a written calculation of the 40% Threshold or the FPI Restriction, as applicable. If the holder and the Company are unable to agree upon such calculation of the 40% Threshold or the FPI Restriction, as applicable, within 5 (five) business days of such response, then the Company and the holder shall, within 1 (one) business day thereafter submit the disputed calculation of the 40% Threshold or the FPI Restriction to the Company’s independent auditor. The Company, at the Company’s expense, shall cause the auditor to perform the calculations in dispute and notify the Company and the holder of the results no later than 5 (five) business days from the time it receives the disputed calculations. The auditor’s calculations shall be final and binding on all parties, absent demonstrable error.

B.	In the event of a dispute as to the number of Common Shares issuable to a holder of Proportionate Voting Shares in connection with a voluntary conversion of Proportionate Voting Shares, the Company shall issue to the holder of Proportionate Voting Shares the number of Common Shares not in dispute, and resolve such dispute in accordance with Article 27.6(a)(v)(A).

(vi)	Mechanics of Conversion. Before any holder of Proportionate Voting Shares shall be entitled to voluntarily convert Proportionate Voting Shares into Common Shares in accordance with Article 27.6(a), the holder shall surrender the certificate or certificates representing the Proportionate Voting Shares to be converted at the head office of the Company, or the office of any transfer agent for the Proportionate Voting Shares, and shall give written notice to the Company at its head office of his or her election to convert such Proportionate Voting Shares and shall state therein the name or names in which the certificate or certificates representing the Common Shares are to be issued (a “PVS Conversion Notice”). The Company shall (or shall cause its transfer agent to) as soon as practicable thereafter, issue to such holder or his or her nominee, a certificate or certificates or direct registration statement representing the number of Common Shares to which such holder is entitled upon conversion. Such conversion shall be deemed to have taken place immediately prior to the close of business on the day on which the certificate or certificates representing the Proportionate Voting Shares to be converted is surrendered and the PVS Conversion Notice is delivered, and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the holder or holders of record of such Common Shares as of such date.

(b)	Mandatory Conversion.

(i)	The directors may at any time determine by resolution (a “Mandatory Conversion Resolution”) that it is no longer in the best interests of the Company that the Proportionate Voting Shares are maintained as a separate class of shares of the Company. If a Mandatory Conversion Resolution is adopted, then all issued and outstanding Proportionate Voting Shares will automatically, without any action on the part of the holder, be converted into Common Shares on the basis of one (1) Proportionate Voting Share for four hundred (400) Common Shares, and in the case of fractions of Proportionate Voting Shares, such number of Common Shares as is determined by multiplying the fraction by four hundred (400) as of a date to be specified in the Mandatory Conversion Resolution (the “Mandatory Conversion Record Date”). At least twenty (20) calendar days prior to the Mandatory Conversion Record Date, the Company will send, or cause its transfer agent to send, notice to all holders of Proportionate Voting Shares of the adoption of a Mandatory Conversion Resolution (a “Mandatory Conversion Notice”) and specifying:

A.	the Mandatory Conversion Record Date;

B.	the number of Common Shares into which the Proportionate Voting Shares held by such holder are to be converted; and

C.	the address of record of such holder.

On the Mandatory Conversion Record Date, the Company shall issue or shall cause its transfer agent to issue to each holder of Proportionate Voting Shares certificates representing the number of Common Shares into which the Proportionate Voting Shares are converted, and each certificate representing Proportionate Voting Shares shall be null and void.

(ii)	From the date of the Mandatory Conversion Resolution, the directors shall no longer be entitled to issue any further Proportionate Voting Shares whatsoever.

(c)	Fractional Shares. No fractional Common Shares shall be issued upon the conversion of any Proportionate Voting Shares or fractions thereof, and the number of Common Shares to be issued shall be rounded down to the nearest whole number. In the event Common Shares are converted into Proportionate Voting Shares the number of applicable Proportionate Voting Shares shall be rounded down to two decimal places.

(d)	Effect of Conversion. All Proportionate Voting Shares which are converted as herein provided shall no longer be outstanding and all rights with respect to such shares shall immediately cease and terminate at the time of conversion, except only for the right of the holders thereof to receive Common Shares in exchange therefor.

27.7        Transfer.

(a)	Notwithstanding Article 25, unless the directors have consented to such transfer, no Proportionate Voting Share may be transferred unless such transfer:

(i)	is made to (A) an initial holder of Proportionate Voting Shares, or (B) an affiliate or person controlled, directly or indirectly, by an initial holder of Proportionate Voting Shares (each, a “Permitted Holder”); and

(ii)	complies with United States securities legislation.

(b)	subject to the Conversion Limitation, any Proportionate Voting Shares sold or transferred to a Person who is not a Permitted Holder shall be automatically converted to Common Shares, unless otherwise determined by the directors.

For purposes of this Article 27.7:

(c)	“affiliate” means, with respect to any Person, any other person which is directly or indirectly through one or more intermediaries controlled by, or under common control with, such Person.

(d)	A Person is “controlled” by another person or other persons if: (i) in the case of a company or other body corporate wherever or however incorporated: (A) securities entitled to vote in the election of directors carrying in the aggregate at least a majority of the votes for the election of directors and representing in the aggregate at least a majority of the participating (equity) securities are held, other than by way of security only, directly or indirectly, by or solely for the benefit of the other Person or Persons; and (B) the votes carried in the aggregate by such securities are entitled, if exercised, to elect a majority of the board of directors of such company or other body corporate; or (ii) in the case of a Person that is not an individual or a company or other body corporate, at least a majority of the participating (equity) and voting interests of such Person are held, directly or indirectly, by or solely for the benefit of the other Person or Persons; and “controls”, “controlling” and “under common control with” shall be interpreted accordingly.

(e)	“Person” means any individual, partnership, corporation, company, association, trust, joint venture or limited liability company.

ARTICLE 28 - SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO PREFERRED SHARES

28.1        Issuance in Series

(a)	The directors of the Company may at any time and from time to time issue the Preferred shares in one or more series.

(b)	Subject to the Act and these Articles, the directors, if none of the Preferred shares of any particular series are issued, alter these Articles and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of the following:

(i)	determine the maximum number of shares of any of those series of Preferred shares that the Company is authorized to issue, determine that there is no such maximum number, or alter any determination made under this paragraph (i) or otherwise in relation to a maximum number of those shares;

(ii)	create an identifying name by which the shares of any of those series of Preferred shares may be identified, or alter any identifying name created for those shares; and

(iii)	attach special rights or restrictions to the shares of any of those series of Preferred shares or alter any special rights or restrictions attached to those shares, including, but without limiting or restricting the generality of the foregoing, special rights or restrictions with respect to:

A.	the rate, amount, method of calculation and payment of any dividends, whether cumulative, partly cumulative or non-cumulative, and whether such rate, amount, method of calculation or payment is subject to change or adjustment in the future;

B.	any rights upon a dissolution, liquidation or winding-up of the Company or upon any other return of capital or distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

C.	any rights of redemption, retraction or purchase for cancellation and the prices and terms and conditions of any such rights;

D.	any rights of conversion, exchange or reclassification and the terms and conditions of any such rights;

E.	any voting rights and restrictions;

F.	the terms and conditions of any share purchase plan or sinking fund;

G.	restrictions respecting payment of dividends on, or the return of capital, repurchase or redemption of, any other shares of the Company; and

H.	any other special rights or restrictions, not inconsistent with these share provisions, attaching to such series of Preferred shares.

(c)	No special rights or restrictions attached to any series of Preferred shares will confer upon the shares of that series a priority over the shares of any other series of Preferred shares in respect of dividends or a return of capital in the event of the dissolution of the Company or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred shares to a return of capital. The Preferred shares of each series will, with respect to the payment of dividends and the distribution of assets or return of capital in the event of dissolution or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred shares to a return of capital, rank on a parity with the shares of every other series.

28.2        Class Rights or Restrictions

(a)	Holders of Preferred shares will be entitled to preference with respect to payment of dividends over the Common Shares, the Proportionate Voting Shares and any other shares ranking junior to the Preferred shares with respect to payment of dividends.

(b)	In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Preferred shares will be entitled to preference over the Common Shares, the Proportionate Voting Shares and any other shares ranking junior to the Preferred shares with respect to the repayment of capital paid up on and the payment of unpaid dividends accrued on the Preferred shares.

(c)	The Preferred shares may also be given such other preferences over the Common shares, the Proportionate Voting Shares and any other shares ranking junior to the Preferred shares as may be fixed by directors’ resolution as to the respective series authorized to be issued.

ARTICLE 29 - ADVANCE NOTICE PROVISIONS

29.1        Nomination of Directors

(a)	Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. Nominations of persons for election to the board may be made at any general meeting of shareholders if one of the purposes for which the general meeting was called was the election of directors:

(i)	by or at the direction of the board, including pursuant to a notice of meeting;

(ii)	by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act, or a requisition of the shareholders made in accordance with the provisions of the Act; or

(iii)	by any person (a “Nominating Shareholder”): (A) who, at the close of business on the date of the giving of the notice provided for below in this Article 29.1 and on the record date for notice of such meeting, is entered in the central securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) who complies with the notice procedures set forth below in this Article 29.1.

(b)	In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the Secretary of the Company at the principal executive offices of the Company.

(c)	Article 29.1(c) deleted and replaced March 11, 2020 at 8:30 AM Pacfic Time.

(d)	To be in proper written form, a Nominating Shareholder’s notice to the Secretary of the Company must set forth:

(i)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director: (A) the name, age, business address and residential address of the person; (B) the principal occupation or employment of the person; . (C) the class or series and number of shares in the capital of the Company which are controlled or which are owned beneficially or of record by the person as of the record date for the general meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and (D) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to applicable securities legislation; and

(ii)	as to the Nominating Shareholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Company and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to applicable securities legislation.

(e)	The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(f)	No person shall be eligible for election as a director of the Company unless nominated in accordance with the provisions of this Article 29.1; provided, however, that nothing in this Article 29.1 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in this Article 29.1 and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

(g)	For purposes of this Article 29.1, “public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Company under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com; and

(h)	Notwithstanding any other provision of this Article 29.1, notice given to the Secretary of the Company pursuant to this Article 29.1 may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the Secretary of the Company for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the Secretary at the address of the principal executive offices of the Company; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Vancouver time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

(i)	Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Article 29.1.

ARTICLE 30 - FORUM SELECTION

Unless the Company consents in writing to the selection of an alternative forum, the Supreme Court of British Columbia, Canada and the Court of Appeal of British Columbia (together, “British Columbia Courts”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for:

(a)	any derivative action or proceeding brought by any person on behalf of the Company;

(b)	any action or proceeding asserting a claim of breach of a fiduciary duty owed to the Company by any director, officer or other employee of the Company;

(c)	any action or proceeding asserting a claim arising pursuant to any provision of the Business Corporations Act or these Articles (as either may be amended from time to time; and

(d)	Any action or proceeding asserting a claim otherwise related to the relationships among the Company, its affiliates and their respective shareholders, directors, officers or any of them, but excluding claims relating to the business carried on by the Company or such affiliates.

If any action or proceeding, the subject matter of which is within the scope of the actions or proceedings referred to in Article 30(a)-(d) is commenced in a Court other than a Court located within the Province of British Columbia (a “Foreign Action”) in the name of any shareholder or holder of other securities of the Company, such shareholder or other securityholder shall be deemed to have consented to:

(e)	The personal jurisdiction of the British Columbia Courts in connection with any action or proceeding brought in the British Columbia Courts to enforce the provisions of this Article 30; and

(f)	service of process in any such action or proceeding upon such shareholder or other securityholder by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder or other securityholder.

ARTICLE 31 - PUBLIC BENEFITS

31.1        Public Benefits

The Company is committed to promoting the following public benefits:

(a)	To pioneer the way to healthier lives, stronger communities, and a more bountiful planet by making it easier for everyone to access the natural restorative power of plants.

31.2        Conduct of Business in a Responsible and Sustainable Manner

The Company is committed to conducting its business in a responsible and sustainable manner, as such term is defined in the Business Corporations Act (British Columbia).